EXHIBIT 23.2
               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed registration statements on (1) the Company's 1995 Nonemployee Director Stock Option Plan (File No. 33-98588), (2) the Company's 1995 Long Term Incentive Plan (File No. 33-98590), and (3) the Company's Core Laboratories, Inc. Profit Sharing Retirement Plan (File No. 33-80473).

ARTHUR ANDERSEN LLP

Houston, Texas
March 24, 1997